UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Background.
As previously announced, we undertook a voluntary review of our historical stock option practices, covering all option grants since the beginning of our 1996 fiscal year. The review was conducted under the direction of a Special Committee of independent members of our Board of Directors, with assistance from counsel, including special counsel with no prior relationship to us or our management. On December 18, 2006, we issued a press release announcing several key findings and additional details related to the Special Committee’s review. The press release was attached as Exhibit 99.1 to our Current Report on Form 8-K dated December 20, 2006.
The Special Committee concluded that there was no evidence to indicate that the practices that caused errors related to stock option grant measurement dates and stock-based compensation resulted from willful misconduct, but the Special Committee also concluded that it would be inappropriate for certain employees who participated in, or knew or should have known of, such practices, to retain the benefit arising from the below-market nature of the option grants. These employees include Joseph W. Alsop, our Chief Executive Officer, and Norman R. Robertson, our Senior Vice President and Chief Financial Officer.
Option Amendment Agreements.
Accordingly, the Special Committee requested and each of these persons has agreed that all outstanding options to purchase our common stock issued to such persons during periods when they participated in, or knew or should have known of, the practices described above will be amended to increase the exercise prices of these options to an amount equal to the fair market value of our common stock on the measurement dates of such options for accounting and tax purposes, as determined by the Special Committee. To the extent that any such below-market option has already been exercised, each such person has agreed to pay us an amount equal to the bargain element of the grant, i.e., the amount by which the fair market value exceeded the exercise price on the measurement date. The payment will be reduced by the amount of any federal and state taxes on the bargain element already paid or incurred by the individual in connection with such exercise. Among other things, we will accept as payment the cancellation of vested options having an in-the-money value equal to the amount of the payment.
The following table provides, for each of these persons, the aggregate value relinquished as a result of the increased exercise prices, the aggregate amount of the bargain element attributable to prior option exercises that is payable to us and the sum of these two amounts.

	Aggregate Value
	Relinquished in	Aggregate Payment	Value Relinquished
Name	Repricing	Amount to Company	Plus Payment Amount
Joseph W. Alsop	$5,040,530	$111,940	$5,152,470
Norman R. Robertson	$377,214	$454,046	$831,260

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Senior Vice President,
Finance and Administration and Chief Financial Officer